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                                                                    EXHIBIT 99.1


                                                                  PRESS RELEASE
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Contact:  Paul R. Streiber                                          FOR RELEASE
          Investor Relations                                 September 24, 2002
          (214) 303-2702                                             4:00 AM CT
          paul.streiber@radiologix.com


                      RADIOLOGIX UPDATES FINANCIAL OUTLOOK

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         DALLAS, SEPTEMBER 24 -- Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, said today that greater than expected seasonality in July and August has impacted its third quarter procedure volume and service fee revenue. While preliminary volume indicators for September have significantly improved from July and August, Radiologix has modified its financial guidance for fiscal year 2002 to reflect this seasonal activity.

         Radiologix also said that cash flow from operations remains strong, DSOs is expected to be within previously issued guidance and that expenses are in line with expected levels.

         Lower volume and service fee revenue are primarily due to a higher than anticipated concentration of patient and referring physician vacations in July and August and the effect of the Company's previous decision to terminate certain capitation contracts in two markets, including the implementation of pre-authorization programs by several payors.

         Radiologix has implemented a number of revenue enhancements and expense actions to mitigate the impact of these external pressures, in addition to seeing improved September volume indicators.

         "The weakness in volume in July and August far surpassed our usual expectation for this time of year," said Mark L. Wagar, Chairman and Chief Executive Officer of Radiologix. "We remain positive in our long-term outlook for Radiologix and diagnostic imaging. September volume indicators have improved to pre-July levels, so we do not believe recent volume shortfalls are endemic. We are disappointed that this impacts our outlook for the year, but we expect healthy core business growth for the rest of 2002 and still expect to achieve at least 20% EPS growth in 2003."

         Radiologix remains in a strong financial position with good liquidity maintaining a healthy cash position and access to an undrawn $35 million revolving credit facility.

FINANCIAL GUIDANCE



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         As a result of lower third quarter revenue, EBITDA and earnings,
Radiologix has modified its fiscal year 2002 financial guidance and is issuing guidance for certain metrics for the third quarter 2002.

         Since these financial measures are for an extended period of time and because we have made several assumptions in determining this guidance, a change in the factors that affect our business could impact actual results. This guidance does not reflect acquisitions or material expansion projects. For the third quarter and fiscal year 2002, Radiologix expects:


                                                               3Q 2002                  UPDATED FY 2002
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
Service Fee Revenue                             at least $70.0 million          at least $290.0 million
EBITDA                                          at least $16.5 million           at least $73.5 million
Diluted EPS                                             At least $0.14                   at least $0.75
DSOs*                                                    68 to 73 days                    68 to 73 days



*As Radiologix has consistently outperformed its DSO guidance, it revised this guidance on August 1, 2002, to 68 to 73 days from 70 to 75 days.


         Third quarter and fiscal year 2002 and 2003 projections and guidance are forward-looking statements that relate to future financial results or business expectations and, therefore, may prove to be inaccurate due to changing or unexpected circumstances. Third quarter and fiscal year 2002 and 2003 projections and guidance are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Please see the cautionary statements in the final paragraph below.

CONFERENCE CALL

         In connection with this press release, you are invited to listen to our conference call with Mark L. Wagar, Chairman and CEO, Mark S. Martin, President and COO and Sami S. Abbasi, Executive Vice President and CFO, that will be broadcast live over the Internet on Tuesday, September 24, 2002, at 8:00 AM, Central Time (9:00 AM, Eastern Time). You may listen to the call via the Internet by navigating to Radiologix's Web site (http://www.radiologix.com) and clicking on "Stock" from the home page top navigation and then clicking on "Conference Call" on the left navigation. Or, you may navigate directly to http://www.firstcallevents.com/service/ajwz365834621gf12.html.

         If you are unable to participate during the live Webcast, this conference call will be archived on Radiologix's Web site, http://www.radiologix.com. To access the replay, click on "Stock" from the home page top navigation and then click on "Conference Call" on the left navigation.

ABOUT RADIOLOGIX

         Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services through (i) its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers, and (ii) its provision of administrative, management and other information services to certain radiology business partners. Radiologix derives the majority of its revenues from the production and management of diagnostic imaging procedures



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utilizing technologies such as x-ray, magnetic resonance imaging ("MRI"), computed tomography ("CT"), mammography, ultrasound, nuclear medicine, positron emission tomography ("PET"), as well as general radiography and fluoroscopy. These images, and the radiology reports that are based on these images, permit ordering physicians to diagnose and manage diseases and injuries more accurately and effectively than would be possible without this clinical information. Radiologix owns or operates 117 imaging centers located in 18 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

SAFE HARBOR STATEMENT

         This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with Radiologix's acquisition and expansion strategy; integration of Radiologix's contracted radiology practices and newly-acquired imaging centers; Radiologix's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in Radiologix's filings with the Securities and Exchange Commission, including its Form 10-K dated March 28, 2002. Any forward-looking statement speaks only as of the date on which such statement is made. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

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